SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS

U-

See Reverse for certain definitions

ANDATEE CHINA MARINE FUEL SERVICES CORPORATION

CUSIP __________

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE FIVE-YEAR WARRANT
EACH TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                              is the owner of                      Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.001 per share (“Common Share”), of Andatee China Marine Fuel Services Corporation., a Delaware corporation (the “Company”), and one warrant (the “Warrants”). Each Warrant entitles the holder to purchase one (1) Common Share for $___ per share, subject to adjustment. Each Warrant shall be exercisable beginning on the date the Units are separated through the date which is five (5) years thereafter. The Common Share and Warrants comprising the Units represented by this certificate are not transferable separately prior to                     , 200_, subject to earlier separation in the discretion of Newbridge Securities Corporation. The terms of the Warrants are governed by a Warrant Agreement, dated as of                     , 200  , between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at                     , and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By

Andatee China Marine Fuel Services Corporation

Corporate Seal

_____________________________
President, Chief Executive Officer

ANDATEE CHINA MARINE FUEL SERVICES CORPORATION

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of share or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT- Custodian under Uniform Gifts to Minors Act

Additional Abbreviations may also be used though not in the above list.

For value received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

___________________________________________________________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________________________ Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon he face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC. RULE 17Ad-15.)

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.